Exhibit 10.1

SUBSCRIPTION BOOKLET

CAR CHARGING GROUP, INC.

Up to $1,000,000 of Common Stock

Purchase Price Per Share: $0.30

CONTENTS

Instructions for Subscription

Subscription Agreement

Investor Questionnaire

CAR CHARGING GROUP, INC.

INSTRUCTIONS FOR SUBSCRIPTION

The subscriber must do the following:

1.           Complete, sign and deliver the Subscription Agreement included in this Subscription Booklet (fill out and sign on signature page).

2.           Complete, sign and deliver the Investor Questionnaire included in this Subscription Booklet (fill out and sign).

3.           Deliver payment in the aggregate amount of your subscription.

Delivery of the completed subscription documents described above and checks for subscription amounts made out to “Car Charging Group, Inc.” should be delivered directly to:

Brookville Capital Partners LLC
384 RXR Plaza
Uniondale, New York 11545
Attn: Richard Crockett

Subscription amounts may also be sent by wire transfer of immediately available funds to:

Bank Name:	HSBC BANK, N.A.
Account Name:	Car Charging Group, Inc.
Account # :	664683827
ABA or Routing # :	021001088
Swift Code:	MRMDUS33

Bank information:	9201 Third Avenue
Brooklyn, NY 11209
Contact: Sophia Sudeall
Tel: (718) 238-9329

THE COMPANY AND THE PLACEMENT AGENT MAY ACCEPT OR REJECT SUBSCRIPTIONS IN THEIR SOLE DISCRETION.  THE OFFERING IS AVAILABLE ONLY TO “ACCREDITED INVESTORS” AS DEFINED UNDER REGULATION D AND/OR TO NON-UNITED STATES PERSONS UNDER REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  In the event that a subscription offer is not accepted by the Company or the Placement Agent, the subscription funds shall be returned to the subscriber, without interest or deduction thereon.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is made as of the date set forth on the signature page of this Agreement by and between Car Charging Group, Inc., a Nevada corporation (“Car Charging” or the “Company”), and each party who is a signatory hereto (individually, a “Subscriber” and collectively with other signatories of similar subscription agreements entered into in connection with the Offering described below, the “Subscribers”).

RECITALS:

WHEREAS, Brookville Capital Partners LLC (“Brookville”) is acting as placement agent (the “Placement Agent”), on a “best efforts” basis, in a private offering (the “Offering”) consisting of up to three million three hundred thirty three thousand three hundred thirty three (3,333,333) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.30 per share (the “Securities”);

WHEREAS, the Company desires to offer and sell the Securities at a purchase price of $0.30 per share (the “Purchase Price”) for aggregate gross proceeds of up to a maximum of $1,000,000, which Offering is being made on an “best efforts” basis.  The Securities sold in this Offering will not be registered under the Securities Act (as hereinafter defined) in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D (“Regulation D”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The minimum investment per Subscriber is $10,000, although the Company or the Placement Agent, in their sole discretion may accept subscriptions of a lesser amount.

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Common Stock and the Subscriber confirms his/her/its subscription for the purchase of that number of Common Stock as is set forth on the signature page hereto on the terms and conditions set forth herein; and

WHEREAS, the Company has retained the Placement Agent in connection with the sale of the Securities pursuant to this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION OF COMMON STOCK

1.1           Subject to the terms set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company that number of Common Stock as is set forth on the signature page hereto at the Purchase Price.  The aggregate Purchase Price is payable by wire transfer of immediately available funds to:

Bank Name:	HSBC BANK, N.A.
Account Name:	Car Charging Group, Inc.
Account # :	664683827
ABA or Routing # :	021001088
Swift Code:	MRMDUS33

Bank information:	9201 Third Avenue
Brooklyn, NY 11209
Contact: Sophia Sudeall
Tel: (718) 238-9329

1.2           The minimum purchase that may be made by any prospective investor shall be $10,000.  Subscriptions for investment below the minimum investment may be accepted at the discretion of the Company or the Placement Agent.  The Company or the Placement Agent reserves the right to reject any subscription made hereby, in whole or in part, in their sole discretion.  The Company’s agreement with each Subscriber is a separate agreement and the sale of the Securities to each Subscriber is a separate sale.  Subscriber has hereby delivered and paid concurrently herewith the aggregate Purchase Price for the number of Common Stock set forth on the signature page hereof in an amount required to purchase pay for such Common Stock, which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to Collateral Agents LLC as escrow agent for Car Charging Group, Inc.

1.3           Pending the sale of the Securities, all funds paid hereunder shall be deposited by the Company in an escrow account (“Escrow Account”) with  Collateral Agents LLC (the “Escrow Agent”) maintained at HSBC Bank, N.A.  The Offering period shall expire on the earlier of (i) the date upon which subscriptions for all of the Securities offered hereby have been accepted; (ii) August 31, 2010, unless extended by the Company and the Placement Agent without notice to investors to a date not later than September 30, 2010; or (iii) the date upon which the Company and the Placement Agent elect to terminate the Offering (the “Termination Date”).  The Subscriber acknowledges and understands that this subscription is being made on a “best efforts” basis.  The Subscriber hereby authorizes and directs the Company and the Placement Agent to direct the Escrow Agent to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest.

1.4           The Closing shall occur at the offices of Anslow & Jaclin, LLP at 195 Route 9 South, 2nd Floor, Manalapan, NJ 07726 at 2:00 p.m., New York time on such date as the Company and the Placement Agent may agree upon; provided, that all of the conditions set forth hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.

1.5           Certificates evidencing the Securities purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber promptly following the Closing.  The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Common Stock purchased by the Subscriber pursuant to this Agreement directly to the Subscriber’s account maintained by either Placement Agent, if any, or, if no such account exists, to the residential or business address indicated on the signature page hereto.

Placement of the Securities will be made by the Company who will remit certain compensation to the Placement Agent for introduction to investors and other services.

II.	REPRESENTATIONS BY SUBSCRIBER

The Subscriber agrees, represents and warrants to the Company and the Placement Agent, severally and solely with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

2.1           Organization and Qualification.  If an entity, the Subscriber is duly incorporated, organized or otherwise formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or otherwise formed.

2.2           Authorization.  If an entity: (a) the Subscriber has the requisite corporate or other requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; and (b) the execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by the Subscriber’s Board of Directors or other governing body and no further consent or authorization of the Subscriber, its Board of Directors or its shareholders, members or other interest holders is required.

2.3           Enforcement.  This Agreement has been duly executed by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2.4           Consents.  The Subscriber is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby, except for such notices, filings, applications, registrations, authorizations, consents, orders, approvals and waivers (if any) as have been obtained and the filing of a Form D with the Commission and other similar filings required by applicable state securities or “blue sky” laws and regulations in connection with offerings of securities under Rule 506 (“Rule 506”) promulgated under the Securities Act, if applicable.

2.5           Noncontravention.  Neither the execution and the delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Subscriber is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of its assets is subject.  Further, Subscriber represents and warrants that there are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby

2.6           Investment Purpose.  Subscriber is purchasing the Securities subscribed for hereby for his own account and investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Note in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

2.7           Accredited Subscriber Status.  The Subscriber is an “accredited investor” as defined by Rule 501 of the Securities Act, and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Offering and has the ability and capacity to protect to Subscriber’s interests.  Subscriber has delivered to the Company an Investor Questionnaire substantially in the form of Exhibit I attached hereto.  The Subscriber hereby represents and warrants that, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s advisors (including, but not limited to, a “purchaser representative” (as defined in Rule 501(h) promulgated under Regulation D), attorney and/or an accountant each as engaged by the Subscriber at its sole risk and expense) the Subscriber (a) has the capacity to protect its own interests in connection with the transaction contemplated hereby and/or (b) the Subscriber has prior investment experience, including investments in securities of privately-held companies or companies whose securities are not listed, registered, quoted and/or traded on a national securities exchange, including the Nasdaq Global Select Market, the Nasdaq Global Market, and the Nasdaq Capital Market (together, the “NASDAQ”); to the extent necessary, the Subscriber has retained, at its sole risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder; if an entity, the Subscriber was not formed for the sole purpose of purchasing the Securities.

2.8           Reliance on Exemptions.  The Subscriber agrees, acknowledges and understands that the Securities being sold as part of this Offering are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and applicable state securities or “blue sky” laws and that the Company and its counsel are relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

2.9           No General Solicitation.  The Subscriber (a) was contacted regarding the sale of the Securities by the Company or the Placement Agent (or their authorized agents or representatives) with whom the Subscriber had a prior substantial pre-existing relationship and (b) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not receive any general solicitation or general advertising including, but not limited to, the Subscriber’s: (i) receipt or review of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio, whether closed circuit, or generally available; or (ii) attendance at any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

2.10           Information.

The Subscriber agrees, acknowledges and understands that the Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities that have been requested by the Subscriber or its advisors, the risk factors set forth therein (collectively with this Agreement. the “Offering Documents”).  The Subscriber represents and warrants that the Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained herein.

The Subscriber agrees, acknowledges and understands that the Placement Agent has not supplied any information for inclusion in this Agreement other than information furnished in writing to the Company by the Placement Agent specifically for inclusion in this Agreement relating to the Placement Agent, that the Placement Agent has no responsibility for the accuracy or completeness of this Agreement and that the Subscriber has not relied upon the independent investigation or verification, if any, which may have been undertaken by the Placement Agent.  The Subscriber further represents and warrants that Subscriber has not been furnished with any oral representation or oral information in connection with the Offering or the Securities that is not contained in, or is in any way contrary to or inconsistent with, the statements made in this Agreement.

In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2.11.1 below.  Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in this Agreement and Subscriber has not relied on any other representations or information.

2.11           Acknowledgement of Risk.  The Subscriber agrees, acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (b) an investment in the Company is highly speculative and only subscribers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; and (e) in the event of a disposition of the Securities, the Subscriber can sustain the loss of its entire investment.

2.11.1  Consultation with Advisors.  Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Subscriber.  Subscriber has relied solely on such advisors and not on any statements or representations of the Company, the Placement Agent or any of their respective agents.  Subscriber understands that Subscriber (and not the Company or the Placement Agent) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

2.12           Governmental Review.  The Subscriber agrees, acknowledges and understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

2.13           Transfer or Resale.  The Subscriber agrees, acknowledges and understands that:

(i)           the Securities have not been and, except as set forth herein, are not being registered under the Securities Act or any applicable state securities or “blue sky” laws.  Consequently, the Subscriber may have to bear the risk of holding the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act; (ii) the Subscriber has delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”);

(ii)           any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and

(iii)           except as set forth in herein, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder.

2.14           Legends.  The Subscriber agrees, acknowledges and understands that the certificates representing the Securities (the “Restricted Securities”) will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS REOFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

The Subscriber agrees, acknowledges and understands that the Company will make a notation in the appropriate records with respect to the foregoing restrictions on the transferability of the Restricted Securities.  Certificates evidencing the Restricted Securities shall not be required to contain such legend or any other legend (a) following any sale of the Restricted Securities pursuant to Rule 144, or (b) if the Restricted Securities are eligible for sale under Rule 144 or have been sold pursuant to a registration statement and in compliance with the Subscriber’s obligations set forth in this Agreement, or (c) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission), in each such case (a) through (c) to the extent reasonably determined by the Company’s legal counsel.

2.15           Residency.  The Subscriber is a resident of the jurisdiction set forth immediately below the Subscriber’s name on the signature pages hereto.

2.16           Acknowledgements and Conflicts of Interest Regarding Placement Agent.

The Subscriber agrees, acknowledges and understands that the Placement Agent are acting as placement agent for the Securities being offered hereby and will be compensated by the Company for acting in such capacity, including, but not limited to: (i) a commission equal to 10% of the aggregate gross proceeds of the Securities sold in this Offering to the Placement Agent upon Closing; (ii) a non-accountable expense allowance equal to 3% of the aggregate gross proceeds of the Securities sold in this Offering upon Closing; (iii) an equity fee consisting of that number of Securities equal to 10% of the number of Securities issued to investors in this Offering; and (iv) indemnification of the Placement Agent against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to reimburse the Placement Agent for filing, legal, accounting, printing, and other costs and expenses aggregating approximately $25,000. The Subscriber further agrees, acknowledges and understands that the Placement Agent has acted solely as agents of the Company in connection with the Offering, that the information and data provided to the Subscriber in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material.  The Subscriber further agrees and acknowledges that in making its decision to enter into this Agreement and purchase the Securities, it has relied on its own examination of the Company and the terms and consequences of holding the Securities.  The Subscriber further agrees, acknowledges and understands that the provisions of this section are for the benefit of, and may be enforced by, the Placement Agent.

CONFLICTS OF INTEREST - Certain conflicts of interest exist with respect to the Offering inasmuch as the Placement Agent and/or its assignees have an option to purchase up to 5,000,000 common shares of the Company from an existing shareholder up to 45 days after the last closing in this Offering, which will constitute a 4.7% interest in the Company (assuming the maximum amount of securities in the Offering is sold, and taking into consideration 25,000,000 shares issuable upon conversion of Series A Preferred Stock previously issued in connection with the acquisition of Car Charging Group, Inc.).

The Subscriber agrees, acknowledges and understands that the Placement Agent may engage other persons, selected by it in the Placement Agent’s discretion, who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”), formerly the National Association of Securities Dealers, Inc., or who are located outside the United States, to assist the Placement Agent in connection with this Offering and that the Placement Agent shall be responsible for the compensation of any selected dealer so engaged.

2.17           Not a Registered Representative.  The Subscriber agrees, acknowledges and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Investor Questionnaire attached hereto as Exhibit I.

2.18           No Brokers.  The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.  The Subscriber hereby agrees to indemnify and hold harmless the Company and the Placement Agent from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

2.19           Reliance on Representations.  The Subscriber agrees, acknowledges and understands that the Company and its counsel, as well as the Placement Agent and their counsel, are entitled to rely on the representations, warranties and covenants made by the Subscriber herein.  Subscriber further represents and warrants that this Subscription Agreement and the Investor Questionnaire accompanying this Subscription Agreement do not contain any untrue statement or a material fact or omit any material fact concerning Subscriber.

2.20           No Representations by Placement Agent.  The Subscriber acknowledges that the Placement Agent (including any of their members, managers, employees, agents or representatives) have not made any representations or warranties to the Subscriber concerning the Company and its Subsidiaries (as defined below) and their respective businesses, condition (financial or otherwise) or prospects.

2.21           Additional Representations and Warranties of Non-United States Persons.

(i)           At the time the Subscriber was offered the Securities, it was not, and at the date hereof, such Subscriber is not a “U.S. Person” which is defined below:

(A)           Any natural person resident in the United States;

(B)   Any partnership or corporation organized or incorporated under the laws of the United States;

(C)   Any estate of which any executor or administrator is a U.S. person;

(D)           Any trust of which any trustee is a U.S. person;

(E)   Any agency or branch of a foreign entity located in the United States;

(F)   Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(G)   Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(H)   Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(iii)           The Subscriber understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.

(iv)           The Subscriber (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Securities for the account or benefit of any U.S. person except in accordance with one or more available exemptions from the registration requirements of the Securities Act or in a transaction not subject thereto.

(v)           The Subscriber will not resell the Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

(vi)           The Subscriber will not engage in hedging transactions with regard to shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

(vii)           No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Subscriber or any of their representatives in connection with the offer and sale of the Shares.

2.22           Short Sales and Confidentiality. Other than the transaction contemplated hereunder, the Subscriber has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Subscriber, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Subscriber first received a term sheet from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date that the transactions contemplated by this Agreement are first publicly.  The Subscriber covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Subscriber will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Subscriber understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Purchased Shares is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Subscriber hereby represents, warrants and covenants that it will not engage in short sales in the securities of the Company for a period of twenty four (24) months following the Closing of the Offering.

2.23           No Distribution.  Subscriber represents and warrants that Subscriber has: (i) not distributed or reproduced this Agreement, in whole or in part, at any time, without the prior written consent of the Company, (ii) kept confidential the existence of this Agreement and the information contained therein or made available in connection with any further investigation of the Company and (iii) refrained and shall refrain from trading in the publicly-traded securities of the Company for so long as such recipient has been in possession of any material non-public information contained in the Offering Documents.

2.24           OFAC.  The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Subscriber represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company or Placement Agent, as applicable, may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company and the Placement Agent should the Subscriber become aware of any change in the information set forth in these representations.  The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and Selling Agent may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and Selling Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure; and

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

III.	REPRESENTATIONS BY THE COMPANY

The Company hereby represents and warrants to each Subscriber and the Placement Agent as follows, with the intention and understanding, as to matters pertaining to the Company, that such representations and warranties are made as of the Closing and assuming that the Combination shall have been consummated immediately prior to the Closing:

3.1           Organization and Qualification.

The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on (a) the business, operations assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith (collectively, a “Material Adverse Effect”).

Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority  (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  Each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  All of the issued and outstanding capital stock of each Subsidiary is owned, directly or indirectly, by the Company, in each case, free and clear of any liens, and has been duly authorized and validly issued, and is non-assessable.  Except for the Subsidiaries, the Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity.

3.2           Authorization; Enforcement.  (a)  The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Common Stock) have been duly authorized by the Company’s Board of Directors (the “Board”) and no further consent or authorization of the Company, its Board or its shareholders is required that has not or will not be obtained prior to the Closing; (c) this Agreement has been duly executed by the Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.3           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all Common Stock and preferred shares reserved for issuance under the Company’s various option and incentive plans, together with the schedules to this Agreement.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or preferred shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or preferred shares, or securities or rights convertible or exchangeable into Common Stock or preferred shares.  The issue and sale of the Common Stock hereunder will not, immediately or with the passage of time, obligate the Company to issue any Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.4           Issuance of Common Stock.  The Common Stock purchased under this Agreement are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.    The Common Stock, when issued in accordance, and upon receipt by the Company of the consideration set forth therein, shall have been duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.

3.5           No Conflicts; No Violation.

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Common Stock) will not: (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or the certificate of incorporation, by-laws or other organizational documents of any Subsidiary; (ii) violate or conflict with, result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time, or both, could become a default) under or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, indenture, patent, patent license or instrument to which the Company or any Subsidiary is a party; or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities or “blue sky” laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities or “blue sky” laws or any listing agreement with any securities exchange or automated quotation system, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of the Company’s obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

3.6           Absence of Certain Changes.  Except as otherwise previously disclosed, since the date of this Agreement (including any subsequent amendments or supplements thereto) there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company or any Subsidiary.

3.7           Absence of Litigation.  Except as otherwise disclosed, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

3.8           Tax Status.  Except as otherwise disclosed, each of the Company and its Subsidiaries has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as otherwise disclosed, to the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and each Subsidiary know of no basis for any such claim.  Neither the Company nor any Subsidiary has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  To the Company’s knowledge, none of the Company’s and none of any Subsidiary’s tax returns are presently being audited by any taxing authority.

3.9           No Brokers.  Except as otherwise disclosed, neither the Company nor any Subsidiary has taken any action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent, whose commissions and fees will be paid by the Company.

3.10           Investment Company Status.  Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

3.11           Placement Agent.  The Company has engaged, consented to and authorized the Placement Agent to act as agent for the Company in connection with the transactions contemplated by this Agreement.  The Company will pay the Placement Agent a commission in the form of advisory fees in connection with the Offering, and the Company agrees to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act.

3.12           Financial Statements.

Each report required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the “Company Financial Statements”) present fairly present in all material respects the financial condition and position of the Company at the dates and for the periods indicated; and have been prepared in conformity with GAAP consistently applied throughout the periods covered thereby (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Since the date of the most recent balance sheet included as part of the Company Financial Statements, there has not been: (a) any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Company Financial Statements, other than changes in the ordinary course of business, including ongoing losses, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (b) other than as a result of the Combination; or (c) any other event or condition of any character that, either individually or cumulatively, would reasonably be expected to have a Material Adverse Effect, except for the expenses incurred in connection with the transactions contemplated by this Agreement.

3.13           Disclosure.  This Agreement, the Schedules and Exhibits hereto and all other documents delivered to the Subscriber in connection herewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  There are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been disclosed in the Offering Documents (including the Schedules and Exhibits thereto) or any other documents delivered to the Subscriber in connection herewith or therewith at the Closing.

3.14           Securities Law Exemption.  Assuming the truth and accuracy of the Subscriber’s representations and warranties in this Agreement and the truth and accuracy of each of the other Subscribers’ representations and warranties set forth in the subscription agreements executed by such other Subscribers, the offer, sale and issuance of the Securities as contemplated by this Agreement and the other subscription agreements are exempt from the registration requirements of the Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

3.15           No Integrated Offering.  Neither the Company nor any of its respective affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act.  The issuance of the Securities will not be integrated with any past issuance of the Company’s securities for purposes of the Securities Act.  Except as otherwise disclosed, the Company has not sold or issued any Common Stock, preferred shares, convertible notes or warrants during the past six months, including sales pursuant to Rule 144A, Regulation D or Regulation S under the Act, other than shares issued pursuant to employee benefit plans, if any.

3.16           Books and Records.  The books, records and accounts of each of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries, all to the extent required by generally accepted accounting principles.

3.17           No Change of Control.   The Company will not undertake a Change of Control (as defined below) transaction for a period of twenty four (24) months from the Closing of the Offering without the approval of the Placement Agent.

“Change in Control” shall mean (i) the acquisition by any one person, or more than one person acting as a group (within the meaning of Rule 13d-3), of ownership of stock of the Company possessing more than 50% of the total voting power of the capital stock of the Company (an “Acquirer”); or (ii) (a) any consolidation or merger of the Company, in which the stockholders of the Company immediately before the consolidation or merger will not own 50% or more of the voting shares of the continuing or surviving corporation (or if the transaction is structured as merger or consolidation of subsidiaries, 50% or more of the continuing or surviving parent corporation) immediately after such consolidation or merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company.

IV.	TERMS OF SUBSCRIPTION

4.1           The minimum subscription by any single Subscriber shall be $10,000; provided that the Company or the Placement Agent reserves the right to accept, in their sole discretion, subscriptions for a lesser amount of Securities.  The Offering shall terminate at the earlier of (i) the date upon which subscriptions for all of the Common Stock offered hereby have been accepted; (ii) August 31, 2010, unless extended by the Company and the Placement Agent without notice to investors to a date not later than September 30, 2010]; or (iii) the date upon which the Company and the Placement Agent elect to terminate the Offering.  Subject to the satisfaction of the conditions of the obligations of the Company and Subscriber set forth herein the Closing shall occur upon receipt of a properly executed copy of this Agreement from the Subscriber or such other subscriber and the purchase price for the Securities being purchased by the Subscriber or such other subscriber representing in the aggregate.  The date of the Closing is referred to herein as the “Closing Date.”

4.2           Pending the Closing Date, all funds paid hereunder shall be deposited by the Company in escrow with the Escrow Agent.

4.3           The Subscriber hereby authorizes and directs the Company to deliver the Securities to be issued to the Subscriber pursuant to this Agreement to the residential or business address indicated on the signature page hereto or to any customer account maintained with the Placement Agent.

4.4           The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions (including any subscriptions that were not accepted as a result of the termination of the Offering) to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

4.5           The Company’s agreement with each Subscriber is a separate agreement and the sale of Securities to each Subscriber is a separate sale.

V.	COVENANTS OF THE COMPANY AND SUBSCRIBER

5.1           Form D; Blue Sky Laws.  The Company shall timely file with the Commission, and the applicable states, a Notice of Sale of Securities on Form D with respect to the Offering, as required under Regulation D.

5.2           Expenses.  The Company and the Subscriber are liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

5.3           Compliance with Law.  As long as the Subscriber owns any of the Common Stock, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), except for those laws, rules and regulations the failure to comply with which would not have a Material Adverse Effect.

5.4           Sales by Subscribers.  The Subscriber shall sell any and all Registrable Securities (as defined below) purchased hereby in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. The Subscriber will not make any sale, transfer or other disposition of the Securities in violation of federal or state securities or “blue sky” laws and regulations.

VI.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBER

The Subscriber’s obligation to purchase Securities at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

6.1           Representations and Warranties Correct.  The representations and warranties made by the Company herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

6.2           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

6.3           No Legal Order Pending.  There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

6.4           No Law Prohibiting or Restricting Such Sale.  There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Common Stock (except as otherwise provided in this Agreement).

6.5           Legal Opinion.  On the Closing Date, the Company will provide an opinion reasonably acceptable to the Subscribers and the Placement Agent from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by the Placement Agent.

6.6           Officer’s Certificates.  The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, certifying to the Subscribers and Placement Agent the fulfillment of the conditions specified herein and the Company shall have each delivered a Certificate, executed by the Chief Executive Officers, dated as of the Closing Date, certifying to the Subscribers and Placement Agent the representations and warranties and conditions set forth in the Agreement.

6.7           Secretary Certificates.  The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying to the Subscribers and Placement Agent the resolutions adopted by the Board of Directors of the Company approving, as applicable, the transactions contemplated by this Agreement and the other Offering Documents, and the issuance of the Common Stock, certifying the current versions of its certificates of incorporation and bylaws or other organizational documents and certifying as to the signatures and authority of persons signing the Offering Documents and related documents on its behalf.

VII.	REGISTRATION RIGHTS AND INDEMNIFICATION

7.1           Registration.

If at any time until two years after the Closing Date there is not an effective registration statement covering all of the Securities or the Securities are not saleable under Rule 144 and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then the Company shall send to each holder of any of the Securities written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and any cutbacks in  accordance with guidance provided by the Securities and Exchange Commission (including, but not limited to, Rule 415).  The obligations of the Company under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 7.1. The holders whose Securities are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement.  Notwithstanding anything to the contrary herein, the registration rights granted hereunder to the holders of Securities shall not be applicable for such times as such Securities may be sold by the holder thereof without restriction pursuant to Section 144(b)(1) of the 1933 Act.  In no event shall the liability of any holder of Securities or permitted successor in connection with any Securities included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of the Securities sold pursuant to such registration or such lesser amount applicable to other holders of Securities included in such registration statement. All expenses incurred by the Company in complying with Section 7, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of registrable securities are called "Selling Expenses."  The Company will pay all Registration Expenses in connection with the registration statement under Section 7.  Selling Expenses in connection with each registration statement under Section 7 shall be borne by the holder and will be apportioned among such holders in proportion to the number of Common Stock included therein for a holder relative to all the Securities included therein for all selling holders, or as all holders may agree

7.2           Indemnification.  In the event that any Securities are included in a Registration Statement under this section:

To the extent permitted by law, the Company will indemnify and hold harmless each holder, any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

To the extent permitted by law, each selling holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this section, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this section exceed the greater of the cash value of the (i) gross proceeds from the offering received by such holder or (ii) such holder’s investment pursuant to this Agreement as set forth on the signature page attached hereto.

Promptly after receipt by an indemnified party under this section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this section.

If the indemnification provided for in this section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The obligations of the Company and Subscriber under this section shall survive the completion of any offering of Securities in a registration statement.

VIII.	MISCELLANEOUS

8.1           Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Florida with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

8.2           Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.3           Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4           Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform to such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5           Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  Except as set forth in herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

8.6           Notices.  Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party.  The addresses for such communications are:

If to the Company:	Car Charging Group, Inc.
Attn: Michael D. Farkas
Chief Executive Officer
1691 Michigan Avenue
Miami Beach, FL 33139
Tel: (305) 521-0200

With copies to:	Anslow & Jaclin, LLP
Attn: Gregg E. Jaclin
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

If to the Subscriber:	To the address set forth immediately below the
Subscriber’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.  Each party will copy the Placement Agent on any such notices as follows:

Brookville Capital Partners LLC
Attn: Anthony Lodati
384 RXR Plaza
Uniondale, New York 11556
Tel: (516) 349-0300
Fax: (516)  349-7393

8.7           Removal of Legends.  Upon the earlier of (i) registration for resale as set forth herein, or (ii) an exemption under Rule 144 becoming available, the Company shall (A) deliver to the transfer agent for the Securities (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Subscriber that Rule 144 applies to the Common Stock represented thereby or (2) a statement by the Subscriber that such Subscriber has sold the Common Stock represented thereby in accordance with the Plan of Distribution contained in the registration statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act subject to such investor and broker representations and notifications that counsel may reasonably request.  From and after the earlier of such dates, upon a Subscriber’s written request, the Company shall promptly cause certificates evidencing the Subscriber’s securities to be replaced with certificates which do not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Common Stock.

8.8           Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber and the Subscriber may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.  Notwithstanding the foregoing, the Subscriber may assign all or part of its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited investor (within the meaning of Regulation D) and agrees in writing to be bound by this Agreement.  This provision does not limit the Subscriber’s right to transfer the Common Stock pursuant to the terms of this Agreement or to assign the Subscriber’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

8.9           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except that either Placement Agent is an intended beneficiary of all representations and warranties by any party and all covenants made by the parties, including but not limited to the Piggy-Back Registration Rights provided herein.

8.10           Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.11           No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.12           Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscriber.  The Company therefore agrees that the Subscribers are entitled to seek temporary and permanent injunctive relief in any such case.

8.13           Acceptance.  Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Securities as herein provided, subject to acceptance by the Company; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other Subscribers and to add and/or delete other persons as Subscribers.

8.14           Waiver.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

8.15           Other Documents.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.16           Public Statements.  The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

8.17           Exculpation Among Subscribers.  The Subscriber agrees, acknowledges and understands that it is not relying on any of the other Subscribers in making its investment or decision to invest in the Company.  The Subscriber agrees, acknowledges and understands that none of the other Subscribers nor their respective controlling persons, officers, directors, partners, agents or employees shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities or the execution of or performance under this Agreement, nor shall the Subscriber be liable to the other Subscribers for any action heretofore or hereafter taken or omitted to be taken by the Subscriber in connection with the purchase of the Securities or the execution of or performance under this Agreement.

8.18           Press Release and 8-K.  By 8:30 a.m. (New York City time) on the first business day following the Closing Date, the Company shall, in consultation with the Placement Agent, issue a press release disclosing the consummation of the transactions contemplated by this Agreement and within four (4) business days following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC disclosing such information required by Form 8-K.

8.19           Several Obligations.  The obligations of each Subscriber under any Offering agreements are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Offering agreement.  Nothing contained herein or in any other Offering agreement, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Offering agreements.  Each Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Offering agreements, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Subscribers has been provided with the same Offering agreements for the purpose of closing a transaction with multiple Subscribers and not because it was required or requested to do so by any Subscriber.

8.20           Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE

Please acknowledge your acceptance of the foregoing Subscription Agreement with Car Charging Group, Inc. by signing and returning a copy to the Company whereupon it shall become a binding agreement.

Minimum Purchase is 33,333 Shares and costs $10,000 (i.e. $0.30 per share).

Number of Shares: _______    X  $0.30 per Share = Purchase Price: __________________

___________________________________	_____________________________________
Signature	Signature (if purchasing jointly)

___________________________________	_____________________________________
Name Typed or Printed	Name Typed or Printed

___________________________________	_____________________________________
Entity Name	Entity Name

___________________________________	_____________________________________
Address	Address

___________________________________	_____________________________________
City, State and Zip Code	City, State and Zip Code

___________________________________	_____________________________________
Telephone - Business	Telephone - Business

___________________________________	_____________________________________
Telephone – Residence	Telephone – Residence

___________________________________	_____________________________________
Facsimile – Business	Facsimile - Business

___________________________________	_____________________________________
Facsimile – Residence	Facsimile – Residence

___________________________________	_____________________________________
Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:   _____________, 2010

This Subscription Agreement is agreed to and accepted as of ________________, 2010.

CAR CHARGING GROUP, INC.

By: _____________________________
       Name:
       Title: